Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the American Bank Note Holographics, Inc. 2005 Stock Incentive Plan, of our report dated March 10, 2005, with respect to the financial statements and the related financial statement schedule of American Bank Note Holographics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

New York, New York

November 14, 2005